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                                                                 EXHIBIT 10.06

                         RELIANCE STEEL & ALUMINUM CO.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1. PURPOSE.

     The purposes of the Plan are to promote the interests of the Company and its shareholders by attracting and retaining key executives as well as acknowledging the contribution to the Company's success by individuals who were key executives on the Effective Date by providing a retirement benefit that supplements the benefits provided under the Company's other employee benefit plans and Social Security.

2. DEFINITIONS.

        (a) "Affiliate" shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

        (b) "Attempted Repudiation of Benefits" means any attempt by the Company to terminate the Plan, discontinue contributions to the Plan, prevent payment of Plan benefits or make any amendment to the Plan that has the effect of reducing Plan benefits.

        (c) "Basic Plans" means the Reliance Steel & Aluminum Co. Employee Stock Ownership Plan, the Reliance Steel & Aluminum Co. Pension Plan and the Company-contributed portion of the benefits under the Reliance Steel & Aluminum Co. 401(k) Savings Plan.

        (d) "Beneficiary" means the person, persons or entity designated in writing by the Executive on a form provided by the Committee to receive distribution of benefits under the Plan in the event of the Executive's death. An Executive may change the designated Beneficiary from time to time by filing a new written designation with the Committee, and such designation shall be effective upon receipt by the Committee. If an executive has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of an Executive's death, any death benefits payable under the Plan shall be paid to the Executive's spouse, if then living, and if the Executive's spouse is not then living, to the Executive's estate.

        (e) "Board of Directors" means the Board of Directors of the Company.

        (f) "Cause" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant, (ii) the Participant's engaging in serious misconduct that is injurious to the Company, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agrement not to compete with the Company, or (v) the breach by the Participant of his or her duty of loyalty to the Company which shall include, without limitation, (A) the disclosure by
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the Participant of any confidential information pertaining to the Company, (B)
the harmful interference by the participant in the business or operations of the Company, (C) any attempt by the Participant directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or (D) any attempt by the Participant directly or indirectly to solicit the trade of any customer or suppliers, or prospective customer or supplier, of the Company.

        (g) "Change of Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 14(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

        (h)     "Code" means the Internal Revenue Code of 1986, as amended.

        (i) "Committee" means the Compensation and Stock Option Committee appointed by the Board of Directors or any other Committee appointed by the Board of Directors to administer this Plan.

        (j) "Company" means Reliance Steel & Aluminum Co., its Subsidiaries and Affiliates.

        (k) "Covered Compensation" means, for any year, the annual base salary and the cash bonus paid in such fiscal year, not including other corporate provided fringe benefits or gain on exercise of stock options.

        (l) "Death Benefit" means the benefit payable upon the death of a Participant pursuant to Section 4.

        (m) "Disabled" means unable to perform substantially all of the material duties of one's regular position because of bodily injury sustained or disease originating after the date of such person's designation as an Executive under this Plan.

        (n) "Early Retirement Date" means the date a Participant has both attained age 55 and completed 10 years of Credited Service.

        (o)     "Early Retirement Percentage" means a percentage equal to 50%
(i) multiplied by 1 minus 1/3% a month for each month benefits commence prior to age 65 and (ii) multiplied by a fraction, the numerator of which is an Executive's Years of Credited Service actually completed divided by the number of Years of Credited Service that would be completed if the Executive had continued his service for the Company until age 65.

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        (p)     "Effective Date" means January 1, 1996.

        (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        (r) "Executive" means a management employee of the Company whose total annual cash compensation is in excess of $100,000 (indexed for inflation). Notwithstanding the foregoing, the Board of Directors may revoke an employee's designation as an Executive or a Participant at any time in its sole and absolute discretion. Upon such revocation, the employee shall be vested in the benefits accrued to the date of such revocation, payable in accordance with the terms of the Plan.

        (s) "Final Average Compensation" is the average of the highest five years of the final 10 years of Covered Compensation during employment.

        (t) "Normal Retirement Date" means the date a Participant has both attained age 65 and completed 10 years of Credited Service. For any Participant who was an employee of the Company on the Effective Date and who had met the age and service requirements of the preceding sentence on or before the Effective Date, "Normal Retirement Date" means January 1, 1996.

        (u) "Participant" means an Executive who is selected by the committee or the Board of Directors to participate in the Plan.

        (v) "Plan" means the Reliance Steel & Aluminum Co. Supplemental Executive Retirement Plan.

        (w)     "Plan Year" means the fiscal year of the Company.

        (x)     "Retirement Income Benefit" means the benefit described in
Section 3.

        (y) "SERP Trust" means a trust established by the Company for purposes of holding and investing Company contributions to the Plan.

        (z) "Subsidiary" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock or such entity.

        (aa) "Year of Credited Service" means a 12-consecutive month period commencing on an Executive's date of hire by the Company and anniversaries thereof, during which the Executive is a full-time employee of the Company. Service with a subsidiary or other corporation controlled by the Company prior to the time it became a subsidiary or became so controlled shall not be counted.

3.      RETIREMENT INCOME BENEFIT.

        (a) Eligibility for Benefits. Each Participant who reaches his Early or Normal Retirement Date while employed by the Company and retires on or after such Date shall be paid a Retirement Income Benefit upon such retirement.

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        (b)     Normal Retirement.  A Participant who retires on his Normal
Retirement Date shall be entitled to an annual Retirement Income Benefit in the form of a single life annuity (payable monthly) commencing on the first day of the month coincident with or next following his Normal Retirement Date with payments for the life of the Participant equal to:

                (i)     Final Average Compensation times 50%;

                (ii) Reduced by (x) the annual sum of his monthly payments payable under a single life annuity that could be purchased using the Participant's accrued benefits as of his actual retirement date derived from Company-provided contributions under the Basic Plans using the actuarial equivalence and (y) 50% of his annual Social Security benefits.

        (c) Early Retirement. A participant who retires after reaching his Early Retirement Date shall be entitled to an annual Retirement Income Benefit payable in the form of a single life annuity (payable monthly) commencing on the first day of the month coincident with or next following the month in which his retirement occurs with payments for the life of the Participant equal to:

                (i) Final Average Compensation times the Early Retirement Percentage;

                (ii)    Reduced as provided in Section 3(b)(ii) above.

        (d) Deferred Retirement. A Participant who retires after his Normal Retirement Date shall be entitled to a Retirement Income Benefit equal to the Retirement Income Benefit he would have received had he retired on his Normal Retirement Date, increased to provide the actuarial equivalent of his Retirement Income Benefit for each Year of Credited Service or fraction thereof after his Normal Retirement Date until the first to occur of (i) completion of 10 such Years of Credited Service, (ii) attainment of age 80, or (iii) his actual retirement date. Payment shall commence the first day of the month following the month in which his retirement occurs.

4.      DEATH BENEFIT.

        The Beneficiary of a Participant who dies prior to his actual retirement shall receive a Death Benefit consisting of a single life only annuity (or the actuarial equivalent form of payment if selected by such Beneficiary) equal to the actuarial equivalence of 50% of the value of the single life annuity that would have been paid to the Participant had the Participant retired on the date of his death, commencing as soon as practicable after the Participant's death.

5.      ADDITIONAL PROVISIONS.

        (a) Benefit Agreement. The Committee shall provide to each Participant within 60 days of the later of the date of adoption of the Plan or the date the employee first becomes a Participant a form of benefit agreement, which shall set forth the Participant's acceptance of the benefits provided hereunder and his agreement to be bound by the terms of the Plan.

        (b)     Exclusion for Suicide or Self-Inflicted Injury.
Notwithstanding any other provision of the Plan, no benefits shall be paid to any spouse or Beneficiary in the event of the death of the

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Participant within two years of the later of the date he first became a
Participant or the date he executed the benefit agreement referred to in subsection (a) as the result of suicide or self-inflicted injury.

        (c) Leave of Absence. A Participant who is on a leave of absence will remain in the Plan but will not accrue additional benefits until full-time employment has been resumed.

        (d) Disability. A Disabled Participant shall be eligible for Retirement Income Benefits as though he had attained Early Retirement Date as of the date of his Disability.

        (e) Termination for Cause. Notwithstanding any provisions herein to the contrary, a Participant whose employment with the Company is terminated for cause shall not be eligible for any benefit hereunder.

        (f) Monthly Payments. Periodic payments hereunder shall be paid in equal monthly amounts.

        (g) Alternative Forms of Benefit. The Board of Directors or the Committee in its sole discretion, but with the consent of the recipient, may elect to pay the Participant or Beneficiary an actuarially equivalent lump sum or other form of benefit that it deems appropriate in lieu of the benefit form otherwise provided. If a Participant is receiving benefits in the form of a joint and survivor annuity and his spouse or Beneficiary predeceases him, such Participant shall continue to receive the annuity for his life that he was receiving on the date his spouse or Beneficiary died.

        (h) Actuarial Equivalence. Actuarial equivalence hereunder and annuity purchase rates shall be determined using the interest and mortality factors adopted from time to time by the Committee. The initial factors to be used shall be an interest rate of 7.5% per annum and a mortality assumption based upon the 1983 Group Annuity Table for males (to be used for both males and females).

        (i) Withholding. Benefit payments hereunder shall be subject to applicable federal, state or local withholding for taxes.

6.      FUNDING OF BENEFITS.

        The Company shall make contributions to the SERP Trust to fund the benefits provided under the Plan. The assets in the SERP Trust shall at all times remain the general assets of the Company and a Participant or his Beneficiary shall have the status of a general unsecured creditor with respect to the Company's obligation to make payments under the Plan. Except as provided under the terms of the SERP Trust, any funds of the Company available to pay benefits under the Plan shall be subject to the claims of the general creditors of the Company. In any fiscal year, the Company may receive a distribution from the SERP Trust of any trust assets in excess of 110% of the total accrued FAS 87 SERP benefit liability for such fiscal year.

        Upon a "Change of Control" or an "Attempted Repudiation of Benefits," Participants' accrued benefits shall vest as of the date either of such events occur and the Company shall be obligated to contribute to the SERP Trust, as soon as possible, but in no case more than 30 days


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after such event, the amount by which the present value of accrued benefits under the Plan exceeds the value of the trust assets.

7.      ADMINISTRATION OF THE PLAN.

        (a) The Committee. The Committee shall administer the Plan and shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. In carrying out its respective responsibilities under the Plan, the Committee shall have discretionary authority to interpret the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious.

        The Committee is authorized to interpret the Plan, to make, amend, and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

                (i) Resolving all questions relating to the eligibility of Executives to become Participants;

                (ii) Determining the amount of benefits payable to Participants or their Beneficiaries and authorizing and directing the Company with respect to the payment of benefits under the Plan.

                (iii) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan.

                (iv) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

                (v) Engaging any administrative, actuarial, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan.

        Any action taken or determination made by the Committee shall, except as otherwise provided in Section 9 below, be conclusive on all parties. No members of the Committee shall vote on any matter affecting such member. In determining whether a Participant is Disabled, the Committee may rely on the conclusions reached by any insurance carrier that has issued an insurance policy to the Company covering the Participant or any physician acceptable to the Committee.

        (b) Expenses of the Committee. The expenses of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid by the Company.


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        (c)     Bonding and Compensation. The members of the Committee shall serve without bond and without compensation for their services as Committee members, except as the Company may provide in its discretion.

        (d) Information to be Submitted to the Committee. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to Executives and Participants as the Committee may require and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

        (e) Notices, Statements and Reports. The Company shall be the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements.

        (f) Service of Process. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.

        (g) Insurance. The Company, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the Board of Directors and other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

        (h) Indemnity. If the Company does not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection
(g), or if such insurance is provided but any of the parties referred to in subsection (g) incur any costs or expenses which are not covered under such policies, then the Company shall indemnify and hold such parties harmless in the same manner and to the same extent as directors and officers of the Company pursuant to its Bylaws, subject to any limitations imposed by ERISA on such indemnification.

8. CLAIMS PROCEDURES.

        (a) Filing Claim for Benefits. If a Participant or Beneficiary (hereinafter referred to as the "Applicant") does not receive the timely payment of the benefits which the Applicant believes are due under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

        All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." The Claims Coordinator may, but need not, be a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the

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Claims Coordinator to determine the validity of the claim, the Claims
Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

        Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

        In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his right to a review of the Claims Coordinator's decision by the Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific provisions of the Plan or Agreement on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's appeals procedure as set forth in this Section.

        If no action is taken by the Claims Coordinator on an Applicant's claim within 90 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied and shall constitute constructive notice of denial for purposes of the following appeals procedure.

        (b) Appeals Procedure. Any applicant whose claim for benefits is denied in whole or in part may appeal from such denial to the Committee for a review of the decision by the Committee. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

                (i) Request a review by the Committee of the claim for benefits under the Plan;

                (ii) Set forth all of the grounds upon which the Applicant's request for review is based and any facts in support thereof; and

                (iii) Set forth any issues or comments which the Applicant deems pertinent to the appeal.

        The Committee shall regularly review appeals by Applicants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

        The Committee shall make full and fair review of each appeal and any written materials submitted by the Applicant in connection therewith. The Committee may require the Applicant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Applicant shall be given the opportunity to review participant documents or materials upon submission of a written request to the Committee provided the Committee finds the requested documents or materials are pertinent to the appeal.

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        On the basis of its review, the Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

        In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Applicant, which notice shall be set forth, in a manner calculated to be understood by the Applicant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan or Agreement on which the Committee's decision is based.

        (c) Exhaustion of Remedy. No action may be brought for benefits or to enforce any rights hereunder until after the Claimant has exhausted his administrative remedies under this Section.

9.      AMENDMENT, TERMINATION OR SUSPENSION.

        (a) The Plan may be amended or terminated by the Board of Directors at any time.

        (b) The Plan is intended to provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts
2, 3, and 4 of Title I of ERISA. Accordingly, in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension plan within the meaning of Section 3(2) of ERISA which is not so exempt, the Plan shall terminate as of the date it became nonexempt and distribute the accrued benefits to the Participants as soon as practicable after such date.

10.     MISCELLANEOUS.

        (a) Participant Rights. Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Company or shall limit or restrict the right of the Company to terminate the employment of a Participant at any time with or without cause.

        (b) Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liability or torts of a Participant or Beneficiary.

        (c) Partial Invalidity. If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue to be in full force and effect without being impaired or invalidated in any way.

        (d) Governing Law. The Plan shall be construed in accordance with ERISA and the laws of the State of California.

        (e) Payment to Minors or Persons Under Legal Disability. If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit shall be made

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only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or any other individual or institution maintaining or having custody of such intended recipient. A release by such conservator, guardian, individual or institution shall constitute a legal discharge of the Plan's obligation to the intended recipient.

        (f) Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

        (g) Successors. In the event of any consolidation, merger, acquisition or reorganization of the Company, the obligations of the Company under this Plan shall continue and be binding upon the Company and its successors.

        (h) Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all case where they would so apply.

        Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.


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